UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 13, 2016

Kaman Corporation
(Exact Name of Registrant as Specified in Its Charter)

Connecticut
(State or Other Jurisdiction of Incorporation)

001-35419	06-0613548
(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue, Bloomfield, Connecticut	06002
(Address of Principal Executive Offices)	(Zip Code)

(860) 243-7100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02(e) – Compensatory Arrangements of Certain Officers – Amendment to Deferred Compensation Plan

On June 7, 2016, the Board of Directors (the "Board") of Kaman Corporation (the "Company"), on recommendation of the Personnel & Compensation Committee (the "P&C Committee"), approved the Fourth Amendment (the "Fourth Amendment") to the Kaman Corporation Post-2004 Deferred Compensation Plan (the "Plan").  The Fourth Amendment, effective as of July 1, 2016, will enable participants in the Plan to invest a portion of their plan accounts to be indexed to a selection of one or more hypothetical or "phantom" variable return options such as mutual funds, as from time-to-time determined by the committee charged with the administration of the Plan.  A participant's investment allocation constitutes a deemed, not actual, investment in the chosen variable return option, and at no time shall any participant have any real or beneficial ownership in any investment option so included.  A participant's deferred compensation benefits payable under the Plan increases or decreases based on the investment performance of the selected investment option.
The foregoing description of the Fourth Amendment is qualified in its entirety by the terms and provisions of the Fourth Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference.

Item 5.02(f) – Compensatory Arrangements of Certain Officers – LTIP Payouts
As reported in the definitive proxy statement on Schedule 14A (the "Proxy Statement") relating to the Company's 2016 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on March 4, 2016, the P&C Committee previously granted long-term incentive awards under the Company's long-term incentive plans (each, an "LTIP Award" and, collectively, the "LTIP Awards") to each of the Company's executive officers, including the Company's "named executive officers" (as defined in Instruction 4 to Item 5.02 of Form 8-K) and Mr. Steven J. Smidler, Executive Vice President of the Company and President of Kaman Industrial Technologies Corporation (whose 2015 compensation was provided as a voluntary supplemental disclosure in the Proxy Statement), all of which were scheduled to be settled during 2016 after a sufficient number of Russell 2000 companies reported their earnings for the year ended December 31, 2015.  On June 7, 2016, the P&C Committee approved the settlement of the LTIP Awards and authorized the resulting payments (each, an "LTIP Payout" and, collectively, the "LTIP Payouts") in respect thereof.  The LTIP Payouts are reported here in accordance with Instruction 1 to Item 402(c)(2)(iii) and (iv) of Regulation S-K.  Reference is hereby made to the Proxy Statement, including the Compensation Discussion and Analysis set forth therein, for additional information about the compensation paid to the Company's named executive officers and Mr. Smidler.
The LTIP Awards generally related to the three-year performance period ended December 31, 2015 (the "Three-Year LTIP Awards"), although a separate LTIP Award was granted to Mr. Robert D. Starr, Executive Vice President and Chief Financial Officer of the Company, in respect of the two-year performance period ended December 31, 2015 (the "Two-Year LTIP Award") because Mr. Starr was not a participant in the LTIP program when the Three-Year LTIP Awards were granted.
The LTIP Awards provided for payouts based on the Company's adjusted financial performance during the relevant periods as compared to the financial performance of the companies comprising the Russell 2000 index for the same performance periods.  The Three-Year LTIP Awards utilized the following performance factors and weightings:  (i) 40% of each such LTIP Award was based on average annual growth in earnings per share, (ii) 40% of each such LTIP Award was based on average annual return on investment, and (iii) 20% of each such LTIP Award was based on total return to shareholders.  The Two-Year LTIP Award utilized the same performance factors, but the weightings were adjusted as follows:  (i) 33% of the Two-Year LTIP Award was based on average annual growth in earnings per share, (ii) 33% of the Two-Year LTIP Award was based on average annual return on investment, and (iii) 34% of the Two-Year LTIP Award was based on total return to shareholders.

The achievement or satisfaction of the performance measures comprising the Three-Year LTIP Awards was based on the adjusted financial performance of the Company after giving effect to the inclusion or exclusion of the following modifications approved by the P&C Committee at the time of grant, whichever produced the higher award: (i) changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (ii) any other unusual, non-recurring gain or loss, restructuring or other nonrecurring charges, as determined by the P&C Committee; (iii) any change in outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination, or exchange of shares or other similar corporate change, or any distributions to common stock shareholders other than regular cash dividends; (iv) investments, charges or costs associated with acquisitions, divestitures or restructurings of the Company or any joint ventures; (v) cumulative effects of accounting changes, including but not limited to revenue recognition rules and operating lease rules, and the effects of tax law changes; (vi) capital expenditures related to developing and implementing new ERP systems for the Aerospace and Industrial Distribution segments; and (vii) charges or costs associated with legacy environmental activities.
The achievement or satisfaction of the performance measures comprising the Two-Year LTIP Award was based on the adjusted financial performance of the Company after giving effect to the inclusion or exclusion of similar modifications approved by the P&C Committee at the time of grant, except that the modifications for the Two-Year LTIP Award excluded the effects of unusual, non-recurring gain or loss, restructuring or other nonrecurring charges and included adjustments for the dilutive effect on earnings per share that arose as a result of any additional shares used in the calculation of diluted earnings per share resulting from outstanding convertible debt securities and any related bond hedges and warrants, as well as depreciation and project expense relating to the development and implementation of ERP systems.
The P&C Committee retained the ability to eliminate or reduce the amount of any award that otherwise would be payable as a result of the foregoing adjustments or to further adjust any award due to special circumstances, in each case, as and to the extent permitted under the long-term incentive plan under which the awards were granted.
For each performance factor, Company financial performance below the 1st quartile resulted in no award payment; financial performance at the 1st quartile resulted in an award payment at 25% of target; financial performance at the median resulted in an award payment at 100% of target; and financial performance at the top of, or above, the 3rd quartile resulted in a maximum payment of 200% of target.  Interpolation was used to determine payments for financial performance between the quartiles.
The following table sets forth the calculation of the percentage of the target award earned for each of the Three-Year LTIP Awards held by Messrs. Keating, Steiner, Smidler, Galla and Lisle:

Three-Year (2013-1015) LTIP Award Calculation

	Modified Company Results*	Modified Company Results vs. Russell 2000	Percentage of Factor Earned	Factor Weighting	Percentage of Target Award Earned
Average Annual Growth in EPS	9.8%	55.5%	122.1%	40%	48.8%
Average Annual Return on Investment	8.2%	73.4%	193.6%	40%	77.4%
Total Return to Shareholders	16.7%	38.4	65.3%	20%	13.1%
Total Percentage of Target Award Earned					139.3%
Negative Discretion†					(9.4%)
Final Performance Award Factor Approved by P&C Committee					129.9%

*	The modified results shown in the table reflect the following adjustments to the Company's reported financial results: Net earnings and diluted EPS for 2015, 2014 and 2013 were favorably adjusted by $8.974 million, $8.017 million and $0.609 million, respectively, to reflect the elimination of acquisition, divestiture and restructuring costs, the loss and related foreign exchange impact resulting from the divestiture of the Company's Mexican operation, the settlement of the Wichita Subpoena Matter, and the settlement of a customer contract matter. Average annual return on investment was favorably impacted by the same EPS adjustments, as well as the elimination of $209.067 million, $9.128 million and $29.279 million of acquisition and ERP capital investments made during 2015, 2014 and 2013, respectively.
†	As discussed in the text, the P&C Committee retained the ability to exercise negative discretion to eliminate or reduce the amount of any award that would otherwise be payable as a result of the adjustments to Company performance approved by the P&C Committee. After considering all factors deemed relevant, the P&C Committee elected to exercise negative discretion with respect to the payouts in respect of the Three-Year LTIP Awards by excluding certain adjustments to the modified results. In so doing, the P&C Committee elected to reduce the award payment percentage from 139.3% to 129.9%.

The following table sets forth the calculation of the percentage of the target award earned for the Two-Year LTIP Award held by Mr. Starr:

Two-Year (2014-1015) LTIP Award Calculation

	Modified Company Results**	Modified Company Results vs. Russell 2000	Percentage of Factor Earned	Factor Weighting	Percentage of Target Award Earned
Average Annual Growth in EPS	11.3%	54.5%	118.0%	33%	38.9%
Average Annual Return on Investment	7.8%	74.4%	197.7%	33%	65.2%
Total Return to Shareholders	6.2%	55.7%	122.9%	34%	41.8%
Total Percentage of Target Award Earned					145.9%
Negative Discretion††					(7.2%)
Final Performance Award Factor Approved by P&C Committee					138.7%

**	The modified results shown in the table reflect the following adjustments to the Company's reported financial results: Net earnings and diluted EPS for 2015 and 2014 were favorably adjusted by $10.453 million and $9.715 million, respectively, to reflect the elimination of acquisition/divestiture costs, ERP depreciation and project expenses, and the loss and related foreign exchange impact resulting from the divestiture of the Company's Mexican operation. In addition, diluted EPS was adjusted to eliminate the dilutive effect of the Company's convertible debt. Average annual return on investment was favorably impacted by the same EPS adjustments, as well as the elimination of $6.377 million and $9.128 million in ERP capital investments made during 2015 and 2014, respectively.
††	As discussed in the text, the P&C Committee retained the ability to exercise negative discretion to eliminate or reduce the amount of any award that would otherwise be payable as a result of the adjustments to Company performance approved by the P&C Committee. After considering all factors deemed relevant, the P&C Committee elected to exercise negative discretion with respect to the payout in respect of the Two-Year LTIP Award by excluding certain adjustments to the modified results. In so doing, the P&C Committee elected to reduce the award payment percentage from 145.9% to 138.7%.

The following table shows the resulting individual LTIP Payouts earned by each of the Company's named executive officers and Mr. Smidler, as well as an updated total compensation amount for the fiscal year ended December 31, 2015:

2015 LTIP Award Payouts

	Year-End Base Salary at Time of Grant	Target Award Percentage	Final Award Performance Factor	LTIP Payout	Updated 2015 Total Compensation
Neal J. Keating	$850,000	275%	129.9%	$3,036,413	$5,412,924
Robert D. Starr	$375,000	140%	138.7%	$728,175	$1,520,168
Gregory L. Steiner	$410,000	150%	129.9%	$798,885	$1,692,275
Steven J. Smidler(1)	$345,000	150%	129.9%	$672,233	$1,162,681
Ronald M. Galla	$348,598	90%	129.9%	$407,546	$1,061,185
Shawn G. Lisle	$285,000	90%	129.9%	$333,194	$938,071

(1)	Not a "named executive officer." As disclosed in the Proxy Statement, the Company provided voluntary supplemental disclosure of Mr. Smidler's 2015 compensation because he is responsible for the management of the Company's largest operating segment and his compensation has been disclosed in the Company's proxy statements for the past several years.

As disclosed in the Proxy Statement, the foregoing LTIP Payouts were not set forth in the Summary Compensation Table included in the Proxy Statement, because it was not possible to compare the Company's financial performance to that of the companies comprising the Russell 2000 index when the Proxy Statement was filed, as information for only a small percentage of index companies was available at that time.  Sufficient data became available to enable the P&C Committee to make its determination at its June 7 meeting.
Except for the LTIP Payout made to Mr. Lisle, each of the foregoing LTIP Payouts was paid in cash, as each officer other than Mr. Lisle was in compliance with the stock ownership guideline applicable to such officer at the time of payment.  One-third of the LTIP Payout made to Mr. Lisle was made by delivery of shares of Company stock, valued using the closing price of such stock on the New York Stock Exchange on June 6, 2016.

Item 9.01       Financial Statements and Exhibits
(d)       Exhibits.
The following exhibit is filed herewith:
10.1	Fourth Amendment to the Kaman Corporation Post-2004 Deferred Compensation Plan.*

* Management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION

By:	/s/ Shawn G. Lisle
Shawn G. Lisle
Senior Vice President,
General Counsel and Assistant Secretary

Date: June 13, 2016

KAMAN CORPORATION AND SUBSIDIARIES

Index to Exhibits

Exhibit	Description

10.1	Fourth Amendment to the Kaman Corporation Post-2004 Deferred Compensation Plan.*

* Management contract or compensatory plan.